Exhibit 10(w)

                                HASBRO, INC.

                           STOCK OPTION PLAN FOR
                           NON-EMPLOYEE DIRECTORS

                           STOCK OPTION AGREEMENT


          AGREEMENT, made as of [date of grant], by and between HASBRO, INC., a Rhode Island Corporation (the "Company") and [name of non-employee director], an individual residing at [address] ("Optionee").

          WHEREAS, Optionee is a non-employee director of the Company and is eligible to participate in the Company's Stock Option Plan for Non-Employee Directors (the "Plan") and

          WHEREAS, the Company acting in accordance with the provisions of the Plan automatically granted to Optionee a stock option to purchase 5,000 shares of Common Stock of the Company, par value $.50 per share (the "Common Stock"),
at a price of [      ] per Share, which is ten percent (10%) above the Fair
Market Value (as defined in the Plan) of such Common Stock on the date of said grant, subject to and upon the terms and conditions set forth in the Plan and as hereinafter set forth
.
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

                            W I T N E S S E T H:

          1. The Company confirms the grant by the Company to the Optionee on [date of grant], pursuant to the Plan, a copy of which is annexed hereto as Exhibit A and the provisions of which are incorporated herein as if set forth in full, of a stock option to purchase all or any part of the number of shares of Common Stock, par value $.50 per share, of the Company (the "Shares"), described in paragraph 2 below (the "Option"), subject to and upon the terms and conditions set forth in the Plan and the additional terms and conditions hereinafter set forth. The Option is evidenced by this Agreement. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

          2.  This Agreement relates to an Option to purchase 5,000 shares at
an exercise price of [     ] per share (the "Exercise Price Per Share").
(Hereinafter, the term "Exercise Price" shall mean the Exercise Price Per Share multiplied by the number of shares being exercised.) Subject to the provisions of the Plan and of this Agreement, the Optionee shall be entitled to exercise the Option on a cumulative basis until the day preceding the tenth anniversary of the date of the grant in accordance with the following schedule:



                                              Percent of Option
Period                                             Exercisable
------                                        -----------------

[Date of Grant] to [Day before 1st anniversary of Grant]                 0%
[1st Anniversary of Grant] to [Day before 2nd Anniversary of Grant]     20%
[2nd Anniversary of Grant] to [Day before 3rd Anniversary of Grant]     40%
[3rd Anniversary of Grant] to [Day before 4th Anniversary of Grant]     60%
[4th Anniversary of Grant] to [Day before 5th Anniversary of Grant]     80%
[5th Anniversary of Grant] to [Day before 6th Anniversary of Grant]    100%

In determining the number of shares exercisable in accordance with the above table, fractional shares shall be disregarded.

          3. In the event that Optionee wishes to purchase any of the shares then purchasable under the Option as provided in Paragraph 2 hereof, Optionee shall deliver or shall transmit by registered or certified mail to the Secretary of the Company (the "Secretary"), at its then principal office, a written notice, substantially in the form attached hereto as Exhibit B, as the same may be amended from time to time by the Committee, signed by Optionee, together with a check payable to Hasbro, Inc., in United States dollars, in the aggregate amount of the Exercise Price, or shares of Common Stock (duly endorsed to the Company or accompanied by an executed stock power, in each case with signatures guaranteed by a bank or broker) having a Fair Market Value (as defined in the Plan) equal to the Exercise Price, or a combination of such shares having a Fair Market Value less than the Exercise Price and a check in United States dollars for the balance of the Exercise Price, all as more fully described in said Exhibit B, provided, however, that there shall be no such exercise at any one time as to fewer than one hundred (100) shares other than all remaining shares then purchasable by the Optionee, if fewer than one hundred(100) shares. In addition, unless an Optionee shall have made advance alternative arrangements satisfactory to the Secretary, each Optionee shall deliver to the Secretary, together with the written notice of exercise and payment of the Exercise Price as aforesaid, a check payable to Hasbro, Inc., in United States dollars, in the amount of any and all withholding taxes payable as a result of such exercise. Each Optionee shall consult with the Secretary of the Company or his designee in advance of exercise so as to determine the amount of withholding taxes due.

          (a) Subject to the provision of subsection (b) hereof, an Optionee may elect to satisfy any withholding taxes payable as a result of such exercise (the "Taxes"), in whole or in part, either (i) by having the Company withhold from the shares of Common Stock to be issued upon exercise of the Option or
(ii) delivering to the Company shares of Common Stock already owned by the Optionee (represented by stock certificates duly endorsed to the Company or accompanied by an executed stock power in each case with signatures guaranteed by a bank or broker), in each case in an amount whose Fair Market Value on the date of exercise is either equal to the Taxes or less than the Taxes, provided that a check payable to Hasbro, Inc. in United States dollars for the balance of the Taxes is also delivered to the Secretary at the time of exercise, all as more fully described in said Exhibit B. As soon as practicable after receipt of such notice and payment, the Company shall deliver or cause to be delivered to an Optionee a certificate or certificates for the shares in respect of which the Option was so exercised (less any shares deducted to pay Taxes in accordance with Optionee's election).



          (b) Subject to the consent of the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of the Company, an Optionee may irrevocably elect, by written notice, substantially in the form attached hereto as Exhibit C, as the same may be amended from time to time by the Committee, to pay Taxes with shares of Common Stock in accordance with subsection (a), provided that (i) no such election may be made earlier than six months after the date of grant of the Option or later than the date of exercise (the "Exercise Date"), and (ii) that the election is made either (x) within the ten business day period beginning on the third business day following the public release of the Company's quarterly or annual results of operations (the "window period") or (y) not less than six months prior to the Exercise Date. Exercises of Options need not take place during a window period, provided that elections to pay Taxes with shares take place within the time periods described in (x) or (y) above.

          4. Optionee hereby represents and agrees that, unless the shares to be acquired upon any exercise of the Option may, at the time of such acquisition, be lawfully resold in accordance with a then currently effective registration statement or post-effective amendment to a registration statement under the Securities Act of 1993 as amended (the "Act"): (a) Optionee will acquire such shares for investment and not with a view to the distribution or public offering of all or any portion thereof, or any interest therein; (b) Optionee will make no sale or other disposition of such shares unless and until
(i) the Company shall have received an opinion of legal counsel, which opinion is satisfactory to the Company's legal counsel in form and substance, that such sale or other disposition may be made without registration under the then applicable provisions of the Act and the rules and regulations of the Securities and Exchange Commission thereunder, or (ii) such shares shall thereafter be included in a then currently effective registration statement or post-effective amendment to a registration statement under the Act; and (c) the certificate or certificates delivered to evidence such shares shall bear an appropriate legend summarizing the foregoing representations and agreements.
If so requested by the Company at the time of any exercise of the Option, the Optionee shall execute and deliver to the Company a written instrument confirming the foregoing representations and agreements, and acknowledging that Optionee understands the full implications under the Act and the various rules, regulations and published statements thereunder of a representation that the shares are being acquired for "investment," including, without limitation, the fact that there can be no assurance that Optionee will be able to transfer such shares in the future or that any such proposed transfer may be limited to specific numbers of shares or to specific time periods and may involve expense, delay, and the filing of certain information with the Securities and Exchange Commission, together with such other terms or conditions as shall be requisite in the judgment of the Company to comply with the applicable provisions of the Act.

          5. Subject to the applicable provisions of the Plan, and particularly to Section 7.6 of the Plan, this Agreement shall be binding upon and shall inure to the benefit of Optionee, Optionee's successors and permitted assigns, and the Company and its successors and assigns.

          6. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Rhode Island and Providence Plantations and applicable Federal law.



          IN WITNESS WHEREOF, the Company and the Optionee have fully executed this agreement as of the day and year first above written.


ATTEST:                                  HASBRO, INC.



                                         By:
--------------------                        ---------------------



                                         ------------------------
                                         Optionee